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                            FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  Date of Report:  May 31, 1996
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  June 7, 1996
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Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:


                  ITEM 5.  OTHER EVENTS.

     On May 31, 1996, Registrant and Marine Bancorp, Inc.
("Marine") of Springfield, Illinois, executed a share purchase agreement for Registrant to purchase Marine's ownership in The First National Bank of Wayne City ("FNB"),
Wayne City, Illinois. The share purchase agreement conditions the transaction upon the approval of all applicable regulatory authorities.

     This acquisition is anticipated to close in the third quarter and is to be accounted for under the purchase accounting method.

     FNB is a national banking association incorporated in 1902 under the laws of the United States of America. As of December 31, 1995, FNB reported assets of $52,000,000 and shareholders' equity of $6,000,000.

     The agreement provides for Registrant to pay cash for the 98.29 percent of outstanding shares of common stock of FNB owned by Marine.

     It is not anticipated that Registrant will elect to borrow funds in connection with this acquisition. However, if Registrant does elect to borrow, the source of these funds will be Registrant's affiliate's correspondent banks.

     There currently exists no material relationship between Registrant and Marine or FNB, including any director, officer, or affiliate relationships.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  June 7, 1996                /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer
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